As filed with the Securities and Exchange Commission on January 6, 2000.
                                                           Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                               GENTA INCORPORATED
             (Exact name of registrant as specified in its charter)

           Delaware                                         33-0326866
  (State or Other Jurisdiction of                        (I.R.S. Employer
  Incorporation or Organization)                        Identification Number)


                           99 Hayden Avenue, Suite 200
                       Lexington, Massachusetts 02421-7966
                    (Address of Principal Executive Offices)
                           --------------------------

                               GENTA INCORPORATED
                            1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             Gerald M. Schimmoeller
                             Chief Financial Officer
                               Genta Incorporated
                           99 Hayden Avenue, Suite 200
                       Lexington, Massachusetts 02421-7966
                     (Name and Address of Agent for Service)


                                 (781) 860-5150
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copy to:

                              Monica C. Lord, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                         CALCULATION OF REGISTRATION FEE

----------------------------     --------------------     ---------------------     ----------------------     --------------------
                                                                Proposed                  Proposed
   Title of                                                     Maximum                   Maximum                   Amount of
 Securities to                      Amount to be             Offering Price               Aggregate                Registration
 be Registered                      Registered                 Per Share                Offering Price                Fee
----------------------------     --------------------     ---------------------     ----------------------     --------------------
Common Stock (par value          2,911,263 shares(1)      $0.94                          $18,605,898                 $4,912
$0.001  per share)               250,000 shares(2)        $0.88
                                 350,000 shares(3)        $0.9688
                                 350,000 shares(4)        $2.375
                                 695,500 shares(5)        $2.0313
                                 95,000 shares(6)         $2.4063
                                 30,000 shares(7)         $2.4063
                                 50,000 shares(8)         $3.25
                                 20,000 shares(9)         $2.50
                                 1,998,237 shares         $6.282(10)
----------------------------     --------------------     ---------------------     ----------------------     --------------------


(1) Represents shares which were issued pursuant to the Plan on May 28, 1998.
(2) Represents shares which were issued pursuant to the Plan on October 1, 1998.
(3)       Represents  shares which were issued  pursuant to the Plan on November
          16, 1998.
(4)       Represents  shares which were issued  pursuant to the Plan on February
          1, 1999.
(5) Represents shares which were issued pursuant to the Plan on March 19, 1999.
(6) Represents shares which were issued pursuant to the Plan on March 31, 1999.
(7) Represents shares which were issued pursuant to the Plan on April 1, 1999.
(8) Represents shares which were issued pursuant to the Plan on May 11, 1999.
(9) Represents shares which were issued pursuant to the Plan on May 16, 1999.
(10) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices reported by the Nasdaq SmallCap Market of The Nasdaq Stock Market on January 3, 2000, which is within five (5) business days prior to the date of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (1) The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998;

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (3) The Registrant's Current Reports on Form 8-K and 8-K/A, filed on January 6, 1999, February 12, 1999, April 21, 1999, April 28, 1999, April 29,
1999,  May 3, 1999,  May 11, 1999,  May 18, 1999,  May 21, 1999,  July 20, 1999,
August 11, 1999 and November 12, 1999;

         (4) The Registrant's Registration Statement on Form S-1 filed on November 4, 1991, the Exchange Act, which contains a description of the Registrant's Common Stock, including any amendment or report filed for the purpose of updating such description; and

         (5) All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interest of Named Experts and Counsel.

         Not applicable.

Item 6.   Indemnification of Directors and Officers.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. A

Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

         The Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

         The Registrant maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

           Exhibit Number  Description
           --------------  -----------

                  4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i).1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995, File No. 019635).

                  4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3(ii).1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 019365).

                  5 Opinion of Kramer Levin Naftalis & Frankel LLP regarding legality of securities being registered (including consent).

                  23.1     Consent of Deloitte & Touche LLP.

                  23.2     Consent of Deloitte & Touche Experta Ltd.

                  23.3     Consent of Ernst & Young LLP.

                  23.4 Consent of Kramer Levin Naftalis & Frankel LLP (see Exhibit Number 5 above).


Item 9.    Undertakings.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3)  To  remove  from   registration  by  means  of  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on this 29th day of December, 1999.


                          GENTA INCORPORATED


                          By:  /s/ GERALD M. SCHIMMOELLER
                          --------------------------------------
                          Name: Gerald M. Schimmoeller
                          Title: Vice President and Chief Financial Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                    Title(s)                           Date
    ---------                    -------                            -----

/s/ RAYMOND P. WARRELL, JR
-----------------------------    President, Chief Executive    December 29, 1999
Raymond P. Warrell, Jr., M.D.    Officer and Director


/s/ MARK C. ROGERS, M.D
-----------------------------    Chairman of the Board of      December 29, 1999
Mark C. Rogers, M.D              Directors


/s/ GERALD M. SCHIMMOELLER
-----------------------------    Vice President and Chief      December 29, 1999
Gerald M. Schimmoeller           Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)

/s/ GLENN L. COOPER, M.D.
----------------------------     Director                      December 29, 1999
Glenn L. Cooper, M.D.


/s/ DONALD G. DRAPKIN
----------------------------     Director                      December 29, 1999
Donald G. Drapkin


/s/ KENNETH G. KASSES, PH.D.
----------------------------     Director                      December 23, 1999
Kenneth G. Kasses, Ph.D.


/s/ LAWRENCE J. KESSEL, M.D.
----------------------------     Director                      December 23, 1999
Lawrence J. Kessel, M.D.


/s/
---------------------------      Director
Robert E. Klem, M.D.


/s/ PETER SALOMON,
---------------------------      Director                      December 22, 1999
Peter Salomon, M.D.


/s/ BOBBY W. SANDAGE, JR.
----------------------------     Director                      December 29, 1999
Bobby W. Sandage, Jr., Ph.D.


/s/ HARLAN J. WAKOFF
----------------------------     Director                      December 29, 1999
Harlan J. Wakoff


/s/ MICHAEL S. WEISS
----------------------------     Director                      December 29, 1999
Michael S. Weiss

                Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on December 29, 1999.

         Signature                                   Title(s)
         ---------                                   --------

 /s/ GLENN L. COOPER                             Member of Genta Incorporated's
----------------------------
Glenn L. Cooper, M.D.                            Compensation Committee

 /s/ MICHAEL S. WEISS                            Member of Genta Incorporated's
----------------------------
Michael S. Weiss                                 Compensation Committee

                                  EXHIBIT INDEX

           Exhibit Number  Description
           --------------  -----------

                  4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i).1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995, File No. 019635).

                  4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3(ii).1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 019365).

                  5 Opinion of Kramer Levin Naftalis & Frankel LLP regarding legality of securities being registered (including consent).

                  23.1     Consent of Deloitte & Touche LLP.

                  23.2     Consent of Deloitte & Touche Experta Ltd.

                  23.3     Consent of Ernst & Young LLP.

                  23.4 Consent of Kramer Levin Naftalis & Frankel LLP (see Exhibit Number 5 above).